FIRST ALERT, INC.
                         NONQUALIFIED STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS


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                                FIRST ALERT, INC.
                         NONQUALIFIED STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS


                                TABLE OF CONTENTS

ARTICLE I         Purpose and Administration

                  1.1      Purpose................................................................................1
                  1.2      Administration.........................................................................1
                  1.3      Participation..........................................................................2
                  1.4      Stock Subject to the Plan..............................................................2
                  1.5      Restrictions on Exercise...............................................................2

ARTICLE II        Stock Options...................................................................................3

                  2.1      Grant and Option Price.................................................................3
                  2.2      Fair Market Value..................................................................... 3
                  2.3      Stock Option Agreement.................................................................4
                  2.4      Option Period..........................................................................4
                  2.5      Exercise of Options....................................................................4
                  2.6      Non-Transferability of Options.........................................................5
                  2.7      Termination of Directorship............................................................5
                  2.8      Issuance of Stock Certificates.........................................................6
                  3.1      Adjustments Upon Changes in Capitalization.............................................6
                  3.2      Acceleration...........................................................................8
                  3.3      Continuation of Directorship...........................................................9
                  3.4      Amendment..............................................................................9
                  3.5      Time of Exercise......................................................................10
                  3.6      Privileges of Stock Ownership and Non-Distributive Intent.............................10
                  3.7      Effective Date of the Plan............................................................11
                  3.8      Expiration............................................................................11
                  3.9      Governing Law.........................................................................11
                  3.10     Application of Funds..................................................................11
                  3.11     No Liability for Good Faith Determinations............................................11
                  3.12     Execution of Receipts and Releases....................................................11
                  3.13     No Guarantee of Interests.............................................................12
                  3.14     Payment of Expenses...................................................................12
                  3.15     Company Records.......................................................................12
                  3.16     Information.......................................................................... 12
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                  3.17     No Liability of Company...............................................................12
                  3.18     Company Action........................................................................12
                  3.19     Severability..........................................................................12
                  3.20     Notice............................................................................... 13
                  3.21     Waiver of Notices.....................................................................13
                  3.22     Successors............................................................................13
                  3.23     Headings..............................................................................13
                  3.24     Word Usage............................................................................14

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                                FIRST ALERT, INC.
                         NONQUALIFIED STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

                                    ARTICLE I
                           Purpose and Administration

         1.1 Purpose. The purpose of the First Alert, Inc. Nonqualified Stock Option Plan for Non-Employee Directors (the "Plan") is to strengthen First Alert, Inc. (the "Company") by providing a means of retaining and attracting competent non-employee personnel to serve on its Board of Directors by extending such individuals added long-term incentives for high levels of performance and of unusual efforts designed to improve the financial performance for the Company. It is intended that this purpose be achieved through the opportunity for ownership of shares of common stock of the Company (the "Common Stock") at a price which is fifty percent (50%) (the "Discount") of the fair market value of such Common Stock at the time of grant of options to purchase shares of Common
Stock  to   participants   hereunder,   together  with  the  benefits  of  stock
appreciation offered under the Plan. In furtherance of this purpose, the Company will pay fifty percent (50%) of each non-employee director's compensation in the form of nonqualified stock options.
         1.2 Administration. The Plan shall be administered by a committee (the "Committee") which shall be comprised of members of the Board of Directors of the Company who are not eligible to participate in the Plan.
         Subject to the express provisions of the Plan, the Committee shall have the authority to construe and interpret the Plan, to define the terms used in the Plan, to prescribe, amend and rescind rules and regulations relating to the administration of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The determinations of the Committee on all matters referred to in this Plan shall be conclusive. No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to the Plan or any transaction under the Plan.
         1.3 Participation. All members of the Board of Directors of the Company who are not employed by any of the following shall be eligible and shall participate in the Plan: the Company, any Affiliate (as defined below), the Thomas H. Lee Company or any investment fund affiliated with the Thomas H. Lee Company (the "Non-Employee Directors"). For purposes of the Plan, the term "Affiliate" shall mean any entity in which the Company directly or through intervening subsidiaries owns twenty-five percent (25%) or more of the total combined voting power or value of all classes of stock or, in the case of an unincorporated entity, a twenty-five percent (25%) or more interest in the capital and profits.
         1.4 Stock  Subject to the Plan.  Subject to  adjustment  as provided in
Section 3.1 hereof, the stock to be offered under the Plan shall be treasury shares or shares of the Company's authorized but unissued Common Stock (hereinafter collectively called "Stock"). The aggregate number of shares of Stock to be issued upon exercise of all options granted under the Plan shall not exceed 100,000 shares, subject to adjustments as set forth in Section 3.1 and
3.2 hereof. If any option granted hereunder shall lapse or terminate for any reason without having been fully exercised, the shares subject thereto shall again be available for purposes of the Plan.
         1.5 Restrictions on Exercise. No option granted hereunder may be exercised until a registration statement under the Securities Act of 1933, as amended (the "Act"), relating to the Stock issuable upon exercise of such option has been filed with, and declared effective by, the Securities and
Exchange Commission (the "Commission"), and there is available for delivery a prospectus meeting the requirement of Section 10 of the Act, or until the Committee has determined that the issuance of Stock upon such exercise is exempt from the registration and prospectus delivery requirements of the Act.
                                   ARTICLE II
                                  Stock Options
         2.1 Grant and Option Price. On February 9, 1996 and, thereafter, on January 2 of each calendar year (each of such dates being herein referred to as the "Grant Date"), commencing with January 2, 1997, each Non-Employee Director on such date shall be granted an option to purchase that number of shares of Stock computed by dividing: (a) one-half of the sum of the annual retainer fee for Non-Employee Directors payable for such calendar year plus one-half of the projected aggregate meeting fees payable for such calendar year to such Non-Employee Director for attending meetings of the Board of Directors and any committee thereof on which such Non-employee Director served as a member; by (b) the product of (i) the Discount, multiplied by (ii) the Fair Market Value (as such term is defined in Section 2.2) of a share of Stock on the Grant Date; provided, however, that solely with respect to options with a Grant Date of February 9, 1996, the number of shares of Stock issuable upon exercise of such options shall be reduced to one-half the number computed pursuant to the preceding formula. The exercise price per share of Stock for options granted hereunder shall be equal to the product of (i) the Discount multiplied by (ii) the Fair Market Value of a share of Stock on the Grant Date.
         2.2  Fair Market Value.  The "Fair Market Value" of a share of
Stock shall be determined as of the Grant Date in the following manner:
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                   (a) if the  shares  of Common  Stock  are then  listed on any national securities exchange or on The Nasdaq National Market (each a "National Exchange"), Fair Market Value shall be (i) the mean between the high and low sales prices on the National Exchange with the highest sales volume on the Grant Date or (ii) if there were no sales on any National Exchange on the Grant Date, the weighted average of the means between the highest and lowest sales prices on the National Exchange with the highest sales volume on the nearest date before and the nearest date after the Grant Date on which any sales of Common Stock occurred, in accordance with Treasury Regulations Section 25.2512-2; or

                  (b) if the shares of Common Stock are not then listed on any National Exchange, Fair Market Value shall be (i) the mean between the Closing "Bid" and the Closing "Ask" prices on the Grant Date, as reported on The Nasdaq Stock Market or (ii) if there were no "Bid" and "Ask" prices reported for the Grant Date, the weighted average of the means between the highest and the lowest reported sales prices on The Nasdaq Stock Market for the nearest date before and nearest date after the Grant Date on which any sales of Common Stock occurred, in accordance with Treasury Regulations Section 25.2512-2; or

                  (c) if the shares of Common Stock are not then listed on any National Exchange or reported on The Nasdaq Stock Market, Fair Market Value shall be (i) the mean between the average of the "Bid" and "Ask" prices as reported on the National Daily Quotation Service for the Grant Date or (ii) if there were no "Bid" and "Ask" prices reported for the Grant Date, the weighted average of the means between the highest and lowest sales reported in the National Daily Quotation Service on the nearest date before and the nearest date after the Grant Date on which any sales of Common Stock occurred, in accordance with Treasury Regulations Section 25.2512- 2; or

                  (d) if Fair Market Value cannot be determined under the preceding clauses (a) through (c), Fair Market Value shall be determined in good faith by the Board of Directors.

         2.3 Stock Option Agreement. Each option granted pursuant to the Plan shall be evidenced by a Stock Option Agreement ("Option Agreement"), in such form as the Committee shall require, between the Company and the Non-Employee Director to whom the option has been granted (the "Optionee").
         2.4 Option Period. Except as otherwise provided herein, each option and all rights or obligations thereunder shall expire on the tenth anniversary of the Grant Date (the "Expiration Date"), and shall be subject to earlier termination as hereinafter provided.
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         2.5      Exercise of Options.
                  (a) Vesting. Each option shall vest and become exercisable with respect to all Vested Shares (as defined below) on the Vesting Date (as defined below) if the Optionee is serving on the Board of Directors on the Vesting Date. The "Vesting Date" shall be the first anniversary of the Grant Date, except with respect to options with a Grant Date of February 9, 1996, for which the Vesting Date shall be July 26, 1996. The number of shares issuable upon exercise of an option granted hereunder (the "Vested Shares") on and after the Vesting Date, but not later than ten (10) years from the Grant Date, shall be equal to the number of shares of Stock specified in the Option Agreement executed and delivered with respect to such grant, subject to reduction if the Optionee attends less than the Required Number of Meetings (as defined below). In the event the Optionee attends less than the Required Number of Meetings, the number of Vested Shares shall be permanently reduced by a number equal to the quotient of (A) divided by (B), where (A) is equal to the product of (x) one-half the fee payable for each meeting attended by a member of the Board of Directors during the vesting period of the option multiplied by (y) the difference between the Required Number of Meetings and the actual number of meetings of the Board of Directors attended during such period by the Optionee, and where (B) is equal to the exercise price for such options determined pursuant to Section 2.1. The term "Required Number of Meetings" means, for all options other than options with a Grant Date of February 9, 1996, the lesser of
(i) four (4) meetings of the Company's Board of Directors during the calendar year of the Grant Date and (ii) the number of meetings of the Company's Board of Directors duly called and held during such period. The term "Required Number of Meetings" means, for options with a Grant Date of February 9, 1996 for the period July 26, 1995 through December 31,1995 the lesser of (i) two (2)
meetings of the Company's Board of Directors during the period from February 10, 1996 to July 26, 1996, and (ii) the number of meetings of the Company's Board of Directors duly called and held during such period.
                  (b) Payment of Purchase Price. The purchase price of the Stock purchased upon exercise of an option shall be paid in full in cash or by check at the time of each exercise of an option or by such other consideration as may be provided for in the Option Agreement by the Committee; provided, however, that if the Option Agreement so provides and upon receipt of all regulatory approvals, the person exercising the option may deliver in payment of a portion or all of the purchase price certificates for Common Stock of the Company, which shall be valued at the Fair Market Value of such Stock on the date of exercise in respect of whole shares of Stock.
         2.6 Non-Transferability of Options. An option granted under the Plan shall, by its terms, be non-transferable by the Optionee other than by will or by the laws of descent and distribution, and shall be exercisable during the Optionee's lifetime only by the Optionee or by the Optionee's duly appointed guardian or personal representative.
         2.7 Termination of Directorship. If the directorship of the Optionee is terminated for any reason other than (i) Disability (as hereinafter defined) of the Optionee, (ii) death of the Optionee, or (iii) on account of any action of fraud or intentional misrepresentation or embezzlement, misappropriation or conversion of assets or opportunities of the Company or any Affiliate, an option shall be exercisable by the Optionee at any time prior to the Expiration Date of the option or within ninety (90) days after the date of such termination of the directorship, whichever is the shorter period; otherwise the option rights of such Optionee under any then outstanding option shall terminate immediately. In the event that the Optionee's directorship is terminated by reason of Disability, an option shall be exercisable by the Optionee at any time period prior to the Expiration Date of the option or within one hundred eighty (180) days after the date of such termination, whichever is the shorter period. As used herein, the term "Disability" shall mean permanently and totally disabled within the meaning of Section 22(e) of the Internal Revenue Code of 1986, as amended. An individual shall not be considered disabled unless he furnishes proof of the existence thereof in such form and manner, and at such times, as the Committee may require. In the event of the death of an Optionee while serving as a member of the Board of Directors of the Company or during either the 90-day period or 180-day period described above, the option shall be exercisable by the person or persons entitled to do so under the Optionee's will, or if the Optionee shall fail to make testamentary disposition of said option or shall die intestate, by the Optionee's legal representation or representatives, at any time prior to the Expiration Date of the Option or within one hundred eighty (180) after the date of such death, whichever is the shorter period. The option of a Non-Employee Director shall automatically terminate as of the date his or her directorship is terminated, if the directorship is terminated on account of any act of (a) fraud or intentional misrepresentation, or (b) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any Affiliate.
         2.8 Issuance of Stock Certificates. Upon exercise of an option, but subject to the provisions of Section 3.6 of the Plan, the person exercising the option shall be entitled to one (1) stock certificate evidencing the shares acquired upon such exercise; provided, however, that any person who tenders Common Stock of the Company in payment of a portion or all of the purchase price of Stock purchased upon exercise of the option shall be entitled to receive a separate certificate representing the number of shares purchased in consideration of the tender of such Common Stock.
                                   ARTICLE III
                                Other Provisions
         3.1 Adjustments Upon Changes in Capitalization. In the event that a dividend or stock split shall be declared after the date of adoption of the Plan upon the Common Stock of the Company payable in shares of Common Stock of the Company, the number of shares of Common Stock then subject to any such option and the number of shares reserved for issuance pursuant to the Plan but not yet covered by an option shall be adjusted by adding to each such share the number of shares which would be distributable thereon if such share had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend or stock split. In the event that the outstanding shares of the Common Stock of the Company shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split, combination of shares, merger or consolidation, then there shall be substituted for each share of Common Stock subject to any such option and for each share of Common Stock reserved for issuance pursuant to the Plan but not yet covered by an option, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged. In the event there shall be any change, other than as specified above in this Section 3.1, in the number or kind of outstanding shares of Common Stock of the Company or of any stock or other securities into which Common Stock shall have been changed or for which it shall have been exchanged, then if the Committee shall in its sole discretion determine that such change equitably requires an adjustment in the number or kind of shares theretofore reserved for issuance pursuant to the Plan but not yet covered by an option and of the shares then subject to an option or options, such adjustment shall be made by the Committee and shall be effective and binding for all purposes of the Plan and of each Option Agreement. In the case of any such substitution or adjustment as provided for in this Section, the option price in each Option Agreement for each share covered thereby prior to such substitution or adjustment will be the option price for all shares of stock or other securities which shall have been substituted for such share or to which such adjustment provided for in this Section 3.1 shall be made. No adjustment or substitution provided for in this Section 3.1 shall require the Company pursuant to any Option Agreement to sell a fractional share, and the total substitution or adjustment with respect to each Option Agreement shall be limited accordingly.
         3.2 Acceleration. A "Change in Control" for purposes of this Plan shall mean (i) the acquisition by a single entity or group of affiliated entities of more than 50% of the Common Stock of the Company issued and outstanding immediately prior to such acquisition; or (ii) the dissolution or liquidation of the Company or the consummation of any merger or consolidation of the Company or any sale or other disposition of all or substantially all of its assets, if the stockholders of the Company immediately before such transaction own, immediately after consummation of such transaction, equity securities (other than options and other rights to acquire equity securities) possessing less than 50% of the voting power of the surviving or acquiring corporation.
                 (a) Change of Control with Provision Being Made Therefor.
         If provision be made in writing in connection with a Change of Control for the assumption and continuance of any option granted under the Plan, or the substitution for such option of a new option covering the shares of the successor corporation, with appropriate adjustment as to number and kind of shares and prices, the option granted under the Plan, or the new option substituted therefor, as the case may be, shall continue in the manner and under the terms provided.
                  (b) Change of Control Without Provision Being Therefor. In the event provision is not made in connection with a Change of Control for the continuance and assumption of the option granted under the Plan or for the substitution of any option covering the shares of the successor corporation, then the holder of any such option shall be entitled, prior to the effective date of any such Change of Control, to purchase the full number of shares not previously exercised under such option if (and only if) such option has not at that time expired or been terminated, failing which purchase, any unexercised portion shall be deemed canceled as of the effective date of such Change of Control.
                  (c) All adjustments under this Section shall be made by the Committee, whose determination as to what adjustments shall be made and the extent thereof, shall be final, binding and conclusive for all purposes of the Plan and of each Option Agreement.
         3.3 Continuation of Directorship. Nothing contained in the Plan (or in any option granted pursuant to the Plan) shall confer upon any Non-Employee Director any right to continue as a member of the Board of Directors of the Company or constitute any contract or agreement or interfere in any way with the right of the Company to terminate such Non-Employee Director from the Board of Directors. Nothing contained herein or in any Option Agreement shall affect any other contractual rights of a Non-Employee Director.
         3.4 Amendment. The Committee may at any time amend the Plan as it shall deem advisable without further action on the part of the stockholders of the Company; provided, that the Committee may not amend any provision of the Plan relating to the amount and price of Stock subject to the options granted hereunder or the timing of grants hereunder more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder; and provided further, that any amendment to the Plan must be approved by the stockholders of the Company if the amendment would (a) materially increase the aggregate number of shares of Stock which may be issued pursuant to options granted under the Plan,
(b) materially modify the requirements as to eligibility for participation in the Plan, or (c) materially increase the benefits accruing to holders of options under the Plan.
         3.5 Time of Exercise. An option shall be deemed to be exercised when the Secretary of the Company receives written notice of such exercise from the person entitled to exercise the option together with payment of the purchase price made in accordance with Section 2.4 of this Plan.
         3.6 Privileges of Stock Ownership and Non-Distributive Intent. The holder of an option shall not be entitled to the privilege of stock ownership as to any shares of Stock not actually issued and delivered to the holder. Subject to the provisions of Section 1.5 above, upon exercise of an option for Stock at a time when there is not in effect under the Act a registration statement relating to the Stock issuable upon exercise thereof or not available for delivery a prospectus meeting the requirements of Section 10 of the Act, the holder of the option shall execute a stock purchase agreement in which he shall represent and warrant in writing to the Company that, inter alia, the shares of Stock purchased are being acquired for investment and not with a view to the resale or distribution thereof. No shares of Stock shall be issued upon the exercise of any option unless and until there shall have been compliance with any then applicable requirements of the Commission, other regulatory agencies having jurisdiction and any exchanges upon which securities subject to the option may be listed.
         3.7 Effective Date of the Plan. The Plan shall be effective upon approval by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present and entitled to vote at a meeting duly held or by the written consent of the holders of a majority of the Common Stock entitled to vote.
         3.8 Expiration. Unless previously terminated or extended by the Board, the Plan shall expire at the close of business on the date which is the last day of the ten (10) year period beginning on the date on which the stockholders approve the Plan, and no option shall be granted under it thereafter, but such expiration shall not affect any option theretofore granted.
         3.9 Governing Law. The Plan and the options issued hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware applicable to contracts made and performed within that State.
         3.10 Application of Funds. The proceeds received by the Company from the sale of shares pursuant to options shall be used for general corporate purposes.
         3.11 No Liability for Good Faith Determinations. Neither the members of the Board of Directors of the Company nor any member of the Committee shall be liable for any act, omission or determination taken or made in good faith with respect to the Plan or any option granted under it.
         3.12 Execution of Receipts and Releases. Any payment or any issuance or transfer of shares of Stock to the Optionee, or to his legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Board of Directors of the Company may require any Optionee, legal representative, heir, legatee or distributee, as a condition precedent to such payment, to execute a release and receipt therefor in such form as it shall determine.
         3.13 No Guarantee of Interests. Neither the Board of Directors nor the Company guarantees the Stock of the Company from loss or depreciation.
         3.14 Payment of Expenses. All expenses incident to the administration, termination or protection of the Plan, including, but not limited to, legal and accounting fees, shall be paid by the Company.
         3.15 Company Records. Records of the Company and any Affiliate regarding the Optionee's period of service, termination of service and the reason therefor, leaves of absence, and other matters shall be conclusive for all purposes hereunder, unless determined by the Board of Directors to be incorrect.
         3.16 Information. The Company and any Affiliate shall, upon request or as may be specifically required hereunder, furnish or cause to be furnished all of the information or documentation which is necessary or required by the Board of Directors to perform its duties and functions under the Plan.

         3.17 No Liability of Company. The Company assumes no obligation or responsibility to the Optionee or his personal representatives, heirs, legatees or distributees for any act of, or the failure to act on the part of, the Board of Directors or the Committee.
         3.18 Company Action. Any action required of the Company shall be by resolution of its Board of Directors or by a person or committee authorized to act by Board resolution.
         3.19 Severability. In the event any provision of this Plan shall be held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.
         3.20 Notice. Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Except as otherwise provided in Section 3.5 of this Plan, any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date on which it is personally delivered or, whether actually received or not, on the third (3rd) business day after it is deposited in the United States mail, certified or registered, postage pre-paid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. The Company or an Optionee may change, at any time and from time to time, by written notice to the other, the address which it or he had theretofore specified for receiving notices. Until it is changed in accordance herewith, the Company and each Optionee shall specify as its and his address for receiving notices the address set forth in the Option Agreement pertaining to the shares to which such notice relates.
         3.21 Waiver of Notices. Any person entitled to notice hereunder may waive such notice.
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         3.22  Successors.  The Plan shall be  binding  upon the  Optionee,  his heirs, legatees and legal representatives, upon the Company, its successors and assigns and upon the Board of Directors and its successors.
         3.23 Headings. The titles and headings of sections and paragraphs are included for convenience of reference only and are not to be considered in construction of the provisions hereof.
         3.24 Word Usage. Words used in the masculine shall apply to the feminine where applicable and, wherever the context of this Plan dictates, the plural shall be read as the singular and the singular as the plural.

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